As filed with the Securities and Exchange Commission on February 4, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Gambling.com Group Limited

(Exact name of registrant as specified in its charter)

Jersey	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Gambling.com Group Limited

22 Grenville Street, St. Helier, Channel Island of Jersey JE4 8PX

+44 1534 676 000

(Address of principal executive offices)

Amended and Restated 2020 Stock Incentive Plan

(Full title of the plan)

GDC America Inc.

514 North Franklin Street, Suite 201

Tampa, FL 33602, United States

+1 813 445 7555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael J. Stein, Esq.

Vice President, General Counsel

Gambling.com Group Limited

c/o GDC America Inc.

514 North Franklin Street, Suite 201

Tampa, FL 33602, United States

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is filed by Gambling.com Group Limited (the “Company”) for the purpose of registering additional ordinary shares, no par value, of the Company (the “Ordinary Shares”) under the Company’s Amended and Restated 2020 Stock Incentive (the “Plan”).

The number of Ordinary Shares available for issuance under the Plan is subject to an automatic annual increase on the first day of each fiscal year during the term of the Plan equal to 2% of the total number of Ordinary Shares outstanding on each December 31 immediately prior to the date of increase (the “Plan Evergreen Provision”). Pursuant to the Plan Evergreen Provision, the number of Ordinary Shares available for issuance under the Plan was increased by 676,128 shares effective January 1, 2022. This Registration Statement registers the additional shares available for issuance under the Plan as a result of the Plan Evergreen Provision.

Pursuant to Instruction E of Form S-8, the contents of the Company’s prior registration statement on Form S-8 registering Ordinary Shares under the Plan (File No. 333-258412) are hereby incorporated by reference herein, and the information required by Part II of Form S-8 is omitted, except as supplemented by the information set forth below.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 (“Plan Information” and “Registrant Information and Employee Plan Annual Information”) will be sent or given to employees as specified by the SEC pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act, and will include the address and telephone number to which the request is to be directed.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

•

our final prospectus filed with the SEC on July 23, 2021 pursuant to Rule 424(b) under the Securities Act in connection with our initial public offering registration statement on Form F-1 (File No. 333-257403);

•	the Company’s reports on Form 6-K furnished to the SEC on August 26, 2021, November 18, 2021, December 14, 2022, January 3, 2022, January 11, 2022, and February 1, 2022; and
•

the description of our ordinary shares contained in our registration statement on Form 8-A (No. 001-40634) filed with the SEC on July 19, 2021 pursuant to the Exchange Act including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuer on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1

Form of Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on July 6, 2021).

4.2

Form of Amended and Restated 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 filed with the Registrant’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission on July 6, 2021).

5.1*	Opinion of Mourant Ozannes (Jersey) LLP, Jersey counsel to the Registrant, as to the validity of the ordinary shares (including consent).

23.1*	Consent of BDO LLP, independent registered public accounting firm.

23.2*	Consent of Mourant Ozannes (Jersey) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this Registration Statement).

107*	Filing Fee Table
_____________________________
*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Channel Island of Jersey, February 4, 2022.

GAMBLING.COM GROUP LIMITED

By:	/s/ Charles Gillespie
Charles Gillespie
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Gillespie and Elias Mark, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign for him or her and in his or her name in the capacity indicated below the registration statement on Form S-8 filed herewith, and any and all post-effective amendments to said registration statement, under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of Gambling.com Group Limited, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, and hereby ratifying and confirming all that any said attorney-in fact and agent, or any substitute or substitutes of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Gillespie	Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2022
Charles Gillespie

/s/ Elias Mark	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	February 4, 2022
Elias Mark

/s/ Mark Blandford	Chairman of the Board of Directors	February 4, 2022
Mark Blandford

/s/ Susan Ball	Director	February 4, 2022
Susan Ball

/s/ Fredrik Burvall	Director	February 4, 2022
Fredrik Burvall

/s/ Daniel J. D’Arrigo	Director	February 4, 2022
Daniel J. D’Arrigo

/s/ Gregg Michaelson	Director	February 4, 2022
Gregg Michaelson

/s/ Pär Sundberg	Director	February 4, 2022
Pär Sundberg

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement on February 4, 2022.

By:	/s/ William S. Hanson	Authorized Representative in the United States
GDC America Inc.
Name: William S. Hanson
Title: President